EXHIBIT 23.1

                   CONSENT OF WEED & CO. L.P.
                   --------------------------

                         WEED & CO. L.P.
                4695 MACARTHUR COURT, SUITE 1450
              NEWPORT BEACH, CALIFORNIA 92660-2164
        TELEPHONE (949) 760-7424 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
      (949) 475-9086 Ext. 6.

                           May 4, 2001

Board of Directors
Yes Clothing Company, Inc.
4695 MacArthur Court, Suite 1450
Newport Beach, CA 92660

     Re:  Form S-8

Dear Members of the Board:

     I consent to the use of this opinion as an exhibit to the Form S-8 Registration Statement and to the reference to me in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                           Very truly yours,

                           /s/Richard O. Weed
                           Richard O. Weed